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                          EXHIBIT 23.02

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             [Letterhead of McGladrey & Pullen, LLP]

               CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
PAUL-SON GAMING CORPORATION
Las Vegas, Nevada

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (Numbers 33-84726, 33-84728 and 333-25981) of our report dated August 25, 1995 appearing in this Form 10-K.

/s/ McGladrey & Pullen, LLP

Las Vegas, Nevada
August 28, 1997